Exhibit 99.1

AMENDMENT TO CONTRACT FOR SERVICES
This Amendment amends the Contract for Services dated February 25, 2013 entered into by and among Visys NV ("Visys"), its parent company Key Technology, Inc. ("Key"), Key Technology B.V., a wholly-owned subsidiary of Key, Embla BVBA ("Service Provider") and Mr. Frank Zwerts, the director and beneficial owner of Service Provider.
The parties wish to amend the Contract for Services as follows, with all references to Articles and Section numbers to be such Articles and Sections as set forth in the Contract for Services:
Article 1
Article 1 is restated in its entirety to be as follows: For the duration of the Contract, Service Provider shall report to and take direction from the Chairman of the Board of Key, and shall undertake such mutually acceptable assignments as may be requested by the Chairman.
Article 3
3.1    The services to be provided shall be provided at such times as may be mutually convenient.
Article 4
4.1    The term of the Contract for Services continues from the date hereof through March 31, 2016 (the "Termination Date") when the requirement for services hereunder will terminate.
4.2    As remuneration for services hereunder the Service Provider will continue to be paid basic remuneration at the rate of €182,018 ("Base Remuneration") per calendar year through the Termination Date. At the Termination Date, the Service Provider and Mr. Zwerts will enter into a Separation Agreement in the form of Exhibit A pursuant to which Visys will make a lump sum severance payment payable to the Service Provider in the amount of €182,018.
4.3    Following the Termination Date, Service Provider will remain available to the Chairman of the Board of Key during the period from April 1, 2016 through January 31, 2017 for such consulting projects and activities in Belgium as the Chairman may specifically request which do not conflict with Service Provider's other time commitments and responsibilities, for which Beneficiary will pay Service Provider the following consulting payments: €21,800 on June 30, 2016; €21,800 on September 30, 2016; €21,800 on December 31, 2016; and €7,267 on January 31, 2017.
Article 5
The Non-Competition Period is confirmed to be for the two year period commencing April 1, 2016 and ending March 31, 2018. An additional payment in the amount of €182,018 will be paid as consideration for this non-competition covenant to the Service Provider on the Termination Date.

The Service Provider and Mr. Zwerts hereby resign from all officer and director positions with Visys effective March 7, 2016.
Executed this 7th day of March, 2016.

EMBLA BVBA By: /s/ Frank Zwerts	VISYS NV By: /s/ John J. Ehren
Frank Zwerts	John J. Ehren

/s/ Frank Zwerts
Frank Zwerts

KEY TECHNOLOGY, INC. By: /s/ John J. Ehren	KEY TECHNOLOGY B.V. By: /s/ John J. Ehren
John J. Ehren	John J. Ehren
President and Chief Executive Officer

AMENDMENT TO CONTRACT FOR SERVICES
EXHIBIT A
SEPARATION AGREEMENT
Pursuant to an Amendment entered into on March 7, 2016 to the Contract for Services dated February 25, 2013 (the "Services Agreement") entered into by and among Visys NV ("Visys"), Key Technology, Inc. ("Key"), Key Technology B.V. and Embla BVBA ("Service Provider"), the parties mutually established a termination date (the "Termination Date") for the providing of services under the Services Agreement, which pursuant to the Amendment is March 31, 2016.
The parties accordingly agree on the Termination Date as follows:
1.Visys and Key agree that except as provided in Section 4.3 of the Amendment no further services are required from the Service Provider, and that all payments made to Service Provider for prior services rendered are deemed fully earned free from offset or deduction.

2.Service Provider agrees that it has been paid in full for all services provided including reimbursement for all reimbursable expenses incurred through the Termination Date.

3.As provided in the Amendment, upon execution hereof Visys shall pay to Service Provider the amount of €182,018 as severance pay, and the additional amount of €182,018 as consideration for the non-competition obligations contained in Article 5 of the Service Agreement for Non-Competition Period ending March 31, 2018.

Executed March 31, 2016.

EMBLA BVBA By:	VISYS NV By:
Frank Zwerts	John J. Ehren

KEY TECHNOLOGY, INC. By:	KEY TECHNOLOGY B.V. By:
John J. Ehren	John J. Ehren
President and Chief Executive Officer